UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015 (May 13, 2015)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.07 Submission of Matters to a Vote of Security Holders

Anthem, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 13, 2015. The shareholders of the Company voted as follows on the matters set forth below.

1.	Election of Directors. The following nominees for director were elected to serve three-year terms to expire at the annual meeting of shareholders in 2018, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes

Julie A. Hill	209,932,892	1,505,273	842,048	14,556,512

Ramiro G. Peru	210,123,782	1,209,788	946,643	14,556,512

John H. Short’s candidacy for re-election was withdrawn due to his passing away on April 10, 2015.

2.	Ratification of the Appointment of Ernst & Young LLP. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 was ratified based upon the following votes:

For	Against	Abstain

223,633,956	2,441,195	761,574

3.	Advisory approval of the Company’s executive compensation. The shareholders approved the advisory vote on the compensation of the Company’s Named Executive Officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes

205,725,671	5,301,058	1,253,483	14,556,513

4.	Shareholder proposal requesting that the Directors be elected annually (with implementation deferred until such time as it would not interfere with the Company’s existing contractual obligations). The shareholder proposal was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes

148,675,840	57,750,302	3,058,216	17,352,367

5.	Shareholder proposal requesting the Board of Directors to amend the By-Laws to allow proxy access. The shareholder proposal was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes

140,466,152	70,697,196	1,116,865	14,556,512

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2015

ANTHEM, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary